UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
_____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 30, 2025
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KORE Group Holdings, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-40856	86-3078783
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1155 Perimeter Center West,  11th Floor
Atlanta, GA 30338
877-710-5673

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

_____________________

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	KORE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employee Retention Awards

On October 30, 2025, the Special Committee (the “Special Committee”) of the Board of Directors (the “Board”) of KORE Group Holdings, Inc. (the “Company”) approved retention awards (each, a “Retention Award”) for key employees of the Company including its named executive officers (each, a “Participant”) to retain such employees in light of the Board’s formation of the Special Committee to consider and evaluate a potential strategic transaction involving the Company or an alternative thereto. The aggregate value of the Retention Awards granted under the retention program for Participants is approximately $3.2 million.

The Participant’s eligibility to receive a Retention Award is subject to continued employment with the Company or one of its subsidiaries through the 18-month anniversary of the date of the retention awards (the “Retention Period”). If a Participant’s employment ends prior to the end of the Retention Period, the Participant will forfeit the right to receive the Retention Award; provided, however, that if a Participant’s employment is terminated without Cause (as defined in the Participant’s award letter) or, for Participants who are executive officers of the Company and one other key employee, such Participant resigns for Good Reason (as defined in the Participant’s award letter), the Retention Award will become due and payable no later than 60 days after such termination without Cause or resignation for Good Reason (as applicable). Otherwise, the Retention Award will become due and payable no later than 60 days after the end of the Retention Period.

The summary of the Retention Award for executive officers of the Company is qualified in its entirety by reference to the form of retention award agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Retention Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORE Group Holdings, Inc.

Date: November 14, 2025	By:	/s/ Jack W. Kennedy Jr.
	Name:	Jack W. Kennedy Jr.
	Title:	Executive Vice President, Chief Legal Officer, and Secretary